Exhibit 99.1

American Software Reports Preliminary First Quarter of Fiscal Year 2020 Results

Subscription Fees Increase 41% for the Quarter and Cloud Services Annual Contract Value Increases 54%

ATLANTA--(BUSINESS WIRE)--August 28, 2019--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the first quarter of fiscal year 2020.

Key first quarter financial highlights:

  Subscription fees were $4.5 million for the quarter ended July 31, 2019, a 41% increase compared to $3.2 million for the same period last year, while software license revenues were $1.8 million, a 4% increase compared to $1.7 million for the same period last year, reflecting our continued transition to the SaaS engagement model.
  Cloud Services Annual Contract Value (ACV) increased approximately 54% to $20.3 million as of the quarter ended July 31, 2019 compared to $13.2 million as of the same period of the prior year.
  Total revenues for the quarters ended July 31, 2019 and 2018 were $27.4 million for both periods.
  Recurring revenue streams for Maintenance and Subscription Cloud Services were 56% of total revenues in the quarter ended July 31, 2019 compared to 54% in the same period of the prior year.
  Maintenance revenues for the quarter ended July 31, 2019 decreased 4% to $11.0 million compared to $11.5 million for the same period last year.
  Professional services and other revenues for the quarter ended July 31, 2019 were $10.1 million, an 8% decrease when compared to $11.0 million for the same period last year.
  Operating earnings for the quarter ended July 31, 2019 increased 31% to $0.8 million compared to $0.6 million for the same period last year.
  GAAP net earnings for the quarter ended July 31, 2019 decreased 17% to $1.2 million or $0.04 per fully diluted share compared to $1.4 million or $0.04 per fully diluted share for the same period last year.
  Adjusted net earnings for the quarter ended July 31, 2019, which exclude non-cash stock-based compensation expense and amortization of acquisition-related intangibles, were $2.1 million or $0.06 per fully diluted share compared to $2.2 million or $0.07 per fully diluted share for the same period last year.
  EBITDA increased by 26% to $3.0 million for the quarter ended July 31, 2019 compared to $2.4 million for the same period last year.
  Adjusted EBITDA increased by 24% to $3.5 million for the quarter ended July 31, 2019 compared to $2.8 million for the quarter ended July 31, 2018. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense and non-cash stock-based compensation expense.

The overall financial condition of the Company remains strong, with cash and investments of approximately $88.0 million and no debt as of July 31, 2019. During the first quarter of fiscal 2020, the Company paid shareholder dividends of approximately $3.4 million.

“We are pleased with our 41% growth in Subscription Fees and 54% increase in Cloud Services ACV as these key performance indicators continue to underscore our successful transition to a cloud-first company,” said Allan Dow, president of American Software. “Additionally, our recurring revenue streams of Maintenance and Subscription Cloud Services represented 56% of first quarter total revenues, giving our business and shareholders increased visibility with respect to future revenue. In addition to welcoming 16 new customers to our solution platform, we also expanded our footprint with a number of existing customers to help them better address the increasingly competitive labor market with new automation advantages, increased visibility, greater operational efficiency and more confident decision-making.”

“With a turbulent global economy impacted by ever-evolving trade talks, our portfolio of innovative supply chain optimization and retail planning solutions drive tangible benefits for our customer and positions our Company well for a strong fiscal year 2020,” continued Dow. “Artificial intelligence (AI) and machine learning (ML) are powering the ability for our solutions to further automate, accelerate and streamline business planning. It is an exciting time to be in the digital supply chain innovation business and we remain optimistic about the opportunities ahead.”

Additional highlights for the first quarter of fiscal 2020 include:

Customers and Channels

  Notable new and existing customers placing orders with the Company in the first quarter include: Assa Abloy New Zealand, Blue Buffalo, BWAY Corporation, Charter Manufacturing Company, Conduit del Ecuador, Dole Fresh Vegetables, Mega Labs, Monin, The Ames Companies, Weissman Theatrical Supplies, William Carter Company, and Zagg.
  During the quarter, SaaS subscription and/or software license agreements were signed with customers located in the following nine countries: Belgium, Canada, Ecuador, Finland, France, New Zealand, Panama, United States and Uruguay.
  Logility, Inc., a wholly owned subsidiary of the Company, announced that Dixon Valve and Coupling Company, LLC, a leader in the hose coupling industry, deployed Logility Voyager Solutions™. Dixon Valve uses the Logility platform to power its global sales and operations planning processes, balance service levels and cost across its highly complex product portfolio, and drive greater collaboration between internal and external groups.
  Demand Management, Inc. (DMI), announced Brian Moynihan, director of sales and operations planning at Blommer Chocolate, was named a 2019 Food Logistics Champions: Rock Star of the Supply Chain. This was the second consecutive year a DMI nominee has received this award recognizing influential individuals who have helped shape the global food supply chain.
  DMI announced Violeta d.o.o, a leading Central European producer of hygiene products, selected Demand Solutions® as its new supply chain planning platform. Violeta chose Demand Solutions to help support its rapid growth and improve sales and production planning for three factories and 15 locations across the region.
  During the quarter, Logility invited attendees of the Gartner Supply Chain Executive Conference 2019 in Barcelona, Spain to attend the session “On the Road to Digital Global Supply Chain Transformation with Husqvarna Group.” In the session, Husqvarna Group highlighted how the company has transformed its global supply chain into a unified digital platform by applying supply chain planning best practices to support change, innovation and growth.
  Logility hosted a live webcast featuring Hunkemöller, Logility and Columbus Consulting to explore how leading retailers are turning to advanced analytics and automation to improve customer satisfaction, margins and profitability.

Company and Technology

  Logility announced the company is positioned as a Leader with the highest Ability to Execute of all evaluated vendors in the 2019 Gartner Magic Quadrant for Sales and Operations Planning Systems of Differentiation. Logility is also a Leader in the 2018 Gartner Magic Quadrant for Supply Chain Planning System of Record.
  Logility, DMI and New Generation Computing, Inc. (NGC Software) were each honored as 2019 Inbound Logistics Top 100 Logistics IT Providers. This marked the 22nd consecutive year Logility has received this recognition, the 10th consecutive year for NGC Software, and the eighth year for DMI.
  NGC Software announced it received Supply and Demand Chain Executive’s 2019 SDCE 100 Award for the ninth consecutive year. This year, NGC Software was recognized for its work with Jockey International Inc., and their implementation of NGC’s Andromeda PLM® to manage workflows in a global, collaborative environment to increase speed to market and more effectively manage lead times.
  Logility’s Allan Dow, president, Karin Bursa, executive vice president, Josh Stephens, vice president, global services, and Henry Canitz, director of product marketing, were each named by Supply & Demand Chain Executive as 2019 Provider Pros to Know. Each is recognized for their commitment to helping shape the future of supply chain.

About American Software, Inc.

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), delivers innovative demand-driven supply chain management and advanced retail planning platforms backed by more than 45 years of industry expertise. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative supply chain optimization and advanced retail planning solutions that help medium, large and Fortune 500 companies transform their supply chain operations to gain a competitive advantage. Recognized for its high-touch approach to customer service, rapid implementations and industry-leading return on investment (ROI), Logility customers include Big Lots, Husqvarna Group, Parker Hannifin, Sonoco Products, Red Wing Shoe Company, Verizon Wireless and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers affordable, easy-to-use Software-as-a-Service (SaaS) supply chain planning solutions designed to increase forecast accuracy, improve customer service and reduce inventory to maximize profits and lower costs. DMI serves customers such as Siemens Healthcare, AutomationDirect.com and Newfoundland Labrador Liquor Corporation. Halo Business Intelligence, a division of Logility, is an advanced analytics software provider leveraging an innovative blend of artificial intelligence and machine learning technology to drive greater supply chain performance. Halo customers include Aaron’s and Leatherman Tool Group. New Generation Computing, Inc., a wholly-owned subsidiary of American Software, powers the digital supply chain with the Andromeda Cloud Platform®, enabling brand owners and retailers to maximize revenue and profit by accelerating lead times, streamlining product development and supply chain management, and optimizing distribution. NGC customers include Brooks Brothers, Carter’s, Destination XL, Fanatics, Foot Locker, Jockey International, Lacoste and Spanx. The comprehensive American Software supply chain and retail planning portfolio includes advanced analytics, supply chain visibility, demand, inventory and replenishment planning, Sales and Operations Planning (S&OP), Integrated Business Planning (IBP), supply and inventory optimization, manufacturing planning and scheduling, retail merchandise and assortment planning and allocation, product lifecycle management (PLM), sourcing management ,and vendor quality and compliance. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Operating and Non-GAAP Financial Measures

The Company includes operating measures (ACV) and other non-GAAP financial measures (EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share) in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of ACV, EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. ACV is a forward-looking operating measure used by management to better understand cloud services (SaaS and other related cloud services) revenue trends within the Company’s business, as it reflects the Company’s current estimate of revenue to be generated under the existing client contracts in the forward 12-month period. EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (expense)/income & other, net, and income tax (benefit)/expense. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest (expense)/income & other, net, income tax (benefit)/expense and non-cash stock-based compensation expense. A reconciliation of these non-GAAP financial measures to their nearest U.S. GAAP measures appears in the accompanying financial tables.

Forward Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477, invest@amsoftware.com or Kevin Liu, Investor Relations, (626) 657-0013.

American Software® is a registered trademark of American Software, Inc.; Logility® is a registered trademark and Logility Voyager Solutions™ is a trademark of Logility, Inc.; Demand Solutions® is a registered trademark of Demand Management, Inc.; and New Generation Computing®, Andromeda Cloud Platform®, and Andromeda PLM® are registered trademarks of New Generation Computing, Inc. Other products mentioned in this document are registered marks, trademarks or service marks of their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2019	2018	Pct Chg.
Revenues:
License fees	$ 1,778	$ 1,702	4%
Subscription fees	4,458	3,168	41%
Professional services & other	10,137	11,008	(8%)
Maintenance	11,010	11,521	(4%)
Total Revenues	27,383	27,399	0%

Cost of Revenues:
License fees	1,380	1,714	(19%)
Subscription services	2,125	1,068	99%
Professional services & other	7,405	8,667	(15%)
Maintenance	1,851	2,198	(16%)
Total Cost of Revenues	12,761	13,647	(6%)
Gross Margin	14,622	13,752	6%
Operating expenses:
Research and development	4,613	4,559	1%
Less: capitalized development	(1,285)	(884)	45%
Sales and marketing	5,579	5,180	8%
General and administrative	4,788	4,193	14%
Provision for doubtful accounts	33	-	nm
Amortization of acquisition-related intangibles	97	97	0%

Total Operating Expenses	13,825	13,145	5%
Operating Earnings	797	607	31%
Interest Income & Other, Net	525	753	(30%)
Earnings Before Income Taxes	1,322	1,360	(3%)
Income Tax Expense/ (Benefit)	170	(25)	nm
Net Earnings	$ 1,152	$ 1,385	(17%)
Earnings per common share: (1)
Basic	$ 0.04	$ 0.05	(20%)
Diluted	$ 0.04	$ 0.04	0%

Weighted average number of common shares outstanding:
Basic	31,270	30,725
Diluted	31,951	31,343

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AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	First Quarter Ended
	July 31,
	2019	2018	Pct Chg.
NON-GAAP Operating Earnings:
Operating Earnings (GAAP Basis)	$ 797	$ 607	31%
Amortization of acquisition-related intangibles	598	597	0%
Stock-based compensation	442	398	11%
NON-GAAP Operating Earnings:	1,837	1,602	15%

Non-GAAP Operating Earnings, as a % of revenue	7%	6%

	First Quarter Ended
	July 31,
	2019	2018	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$ 1,152	$ 1,385	(17%)
Income Tax Expense/(Benefit)	170	(25)	nm
Interest Income & Other, Net	(525)	(753)	(30%)
Amortization of intangibles	2,085	1,650	26%
Depreciation	160	148	8%
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,042	2,405	26%

Stock-based compensation	442	398	11%
Adjusted EBITDA	$ 3,484	$ 2,803	24%

EBITDA, as a percentage of revenues	11%	9%

Adjusted EBITDA, as a percentage of revenues	13%	10%

	First Quarter Ended
	July 31,
	2019	2018	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$ 1,152	$ 1,385	(17%)
Amortization of acquisition-related intangibles (2)	520	488	7%
Stock-based compensation (2)	385	326	18%
Adjusted Net Earnings	$ 2,057	$ 2,199	(6%)

Adjusted non-GAAP diluted earnings per share	$ 0.06	$ 0.07	(14%)

	First Quarter Ended
	July 31,
	2019	2018	Pct Chg.
NON-GAAP Earnings Per Share
Net Earnings (GAAP Basis)	$ 0.04	$ 0.04	0%
Amortization of acquisition-related intangibles (2)	$ 0.01	0.02	(50%)
Stock-based compensation (2)	$ 0.01	0.01	0%
Adjusted Net Earnings	$ 0.06	$ 0.07	(14%)

	First Quarter Ended
	July 31,
	2019	2018	Pct Chg.
Amortization of acquisition-related intangibles
Cost of license	$ 501	$ 500	0%
Operating expenses	97	97	0%
Total amortization of acquisition-related intangibles	$ 598	$ 597	0%

Stock-based compensation
Cost of revenues	$ 30	$ 28	7%
Research and development	33	30	10%
Sales and marketing	76	52	46%
General and administrative	303	288	5%
Total stock-based compensation	$ 442	$ 398	11%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.04 and $0.05 for the three months ended July 31, 2019 and 2018, respectively.

(2) - Tax affected using the effective tax rate for the three month periods ended July 31, 2019 and 2018.
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AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	July 31,	April 30,
	2019	2019

Cash and Cash Equivalents	$62,722	$61,288
Short-term Investments	23,591	24,710
Accounts Receivable:
Billed	17,471	18,819
Unbilled	3,030	1,475
Total Accounts Receivable, net	20,501	20,294
Prepaids & Other	5,772	6,210
Current Assets	112,586	112,502

Investments - Non-current	1,679	2,484

PP&E, net	3,534	3,585
Capitalized Software, net	10,862	11,063
Goodwill	25,888	25,888
Other Intangibles, net	2,134	2,732
Deferred Sales Commissions - Non-current	2,009	1,546
Lease Right of Use Assets	2,587	-
Other Non-current Assets	1,655	1,510
Total Assets	$162,934	$161,310

Accounts Payable	$1,173	$2,448
Accrued Compensation and Related costs	3,364	2,561
Dividend Payable	3,450	3,434
Operating Lease Obligation - Current	769	-
Other Current Liabilities	1,869	1,375
Deferred Revenues - Current	32,704	33,283
Current Liabilities	43,329	43,101

Operating Lease Obligation - Non-current	1,957	-
Deferred Tax Liability - Non-current	3,357	3,514
Other Long-term Liabilities	88	88
Long-term Liabilities	5,402	3,602

Total Liabilities	48,731	46,703

Shareholders' Equity	114,203	114,607

Total Liabilities & Shareholders' Equity	$162,934	$161,310

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Three Months Ended
	July 31,
	2019	2018

Net cash provided by operating activities	$4,811	$4,361

Capitalized computer software development costs	(1,285)	(884)
Purchases of property and equipment, net of disposals	(110)	(714)

Net cash used in investing activities	(1,395)	(1,598)

Dividends paid	(3,434)	(3,368)
Proceeds from exercise of stock options	1,452	2,666

Net cash used in financing activities	(1,982)	(702)

Net change in cash and cash equivalents	1,434	2,061
Cash and cash equivalents at beginning of period	61,288	52,794

Cash and cash equivalents at end of period	$62,722	$54,855

Contacts

Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477